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                                                                   EXHIBIT 10.31


                               [LOGO OF CALCOMP]

                           INTEROFFICE COMMUNICATION



TO:       W. ROHLOFF                       IOC NO.:

FROM:     J. BATTERTON                     DATE:    NOVEMBER 25, 1997

SUBJECT:  TERMINATION OF THE CONTRACT OF EMPLOYMENT


The following is an addendum to the Termination Agreement dated November 25, 1997:

     Mr. Rohloff shall also receive all amounts due him under the Lockheed Martin and CalComp Deferred MICP Plans and shall have all rights with respect to stock options granted to him (under the terms of the Lockheed Martin and CalComp stock option plans) which exist at the time of his termination.


/s/ John C. Batterton
--------------------------------------
John C. Batterton
President and Chief Executive Officer
CalComp Technology, Inc.

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                            [LETTERHEAD OF CALCOMP]

                             TERMINATION AGREEMENT

                                    between

CalComp GmbH, Hermann-Klammt-Strasse 1, 41460 Neuss, Germany, represented by its sole shareholder, CalComp Technology, Inc., 2411 West LaPalma Avenue, Anaheim,
   California 92801, USA, the latter being represented by John C. Batterton,
       President and Chief Executive Officer of CalComp Technology, Inc.

                 - hereinafter referred to as the "Company" -

                                      and

Winfried Rohloff, Im Wingert 19, 40699 Erkrath, Germany.


1. The parties agree that Mr. Rohloff's employment contract with the Company shall be terminated effective December 31, 1997. The termination takes place upon request of the Company.

2. Mr. Rohloff will resign as Geschaeftsfuehrer (Managing Director) of the Company effective December 31, 1997. Also effective December 31, 1997, he will resign from all other positions and offices held by him for the Company or CalComp Technology, Inc. or other CalComp companies. CalComp Technology, Inc. assures Mr. Rohloff that it will formally approve of all his actions in his capacity of Geschaeftsfuehrer (Managing Director) of the Company and in the performance of his other positions and offices.

3. The employment contract will be duly performed through December 31, 1997, i.e., the Company shall pay to Mr. Rohloff the monthly base salary, settle accounts in relation to the MICP component and pay the amount following from this and make payment in lieu of the remaining vacation time. The Company will reimburse Mr. Rohloff for all travel and relocation expenses remaining to be paid as well as expenses arising in connection with the return to Germany in accordance with the Lockheed Martin Corporate Policy No. CPS-539. Mr. Rohloff will receive final tax assistance through CalComp's agent, presently Ernst & Young, under the provisions covered by the Lockheed Martin Corporate policy.

4. The Company shall pay to Mr. Rohloff a severance indemnity as final compensation for the loss of his job in the amount of DM 1,090,535 (gross). This compensation shall be due for payment on December 31, 1997, taxed in accordance with (S)(S) 3 Ziff. 9, 24, 34, 39 b Abs. 3 Nr. 10 EStG (Income Tax Act).

5. The Company acknowledges to Mr. Rohloff the non-forfeitable pension claims according to the employment contract of December 1, 1987 and the Versorgungsordnung (Pension Plan) of the Company as amended on January 1, 1988. The parties agree that the pension commitment has existed since July 1, 1980. The Company will inform Mr. Rohloff in a separate letter pursuant to (S) 2 Abs. 6 BetrAVG (Company Pension Act) of the amount of the non-forfeitable pension claims, the calculation of the amount being based on December 31, 1997 as the termination date.
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6.   Mr. Rohloff will return to the Company everything in his possession owned by the Company, CalComp Technology, Inc. and other CalComp companies, including all documents relating to the affairs of the companies, including business correspondence and any copies.

7. Upon the performance of this agreement all mutual claims of the parties arising from the employment contract and its termination shall have been discharged and settled forever. This also concerns all U.S. companies and all foreign subsidiaries of CalComp.



Anaheim: November 25, 1997                    Anaheim: November 25, 1997



for CalComp GmbH



/s/ John C. Batterton                         /s/ Winfried Rohloff
-------------------------------------         -----------------------------
John C. Batterton                             Winfried Rohloff
President and Chief Executive Officer
CalComp Technology, Inc.